PRESS RELEASE

                                               Dataram Contact:
                                               Mark Maddocks
                                               Vice President-Finance, CFO
                                               609-799-0071
                                               info@dataram.com



          DATARAM REPORTS FISCAL 2009 SECOND QUARTER FINANCIAL
                                 RESULTS

PRINCETON, N.J. November 25, 2008 - Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal second quarter and six months ended October 31, 2008. Revenues for the second quarter were $7,059,000, which compares to $7,563,000 in the first quarter of the current fiscal year and $8,556,000 in the comparable prior year period. Revenues for the first six months of the current fiscal year were $14.6 million, which compares to $17.2 million for the comparable prior year period.

John H. Freeman, Dataram's president and CEO commented, "We are continuing to implement the business improvement and growth strategy investments I mentioned in our first quarter financial results press release. This quarter we continued to make investments in our memory solutions business, which I believe will have a significant positive impact for this area of our business. We have expanded our sales team by adding professionals with extensive selling and business experience in target market segments. We expect to continue investing in our sales team this fiscal year. While this strategy will have a negative impact on our short-term operating results, particularly in the present economic climate, they are nevertheless necessary investments to reestablish ourselves as a growth company."

Mr. Freeman continued, "We are also implementing a strategy to introduce new and complementary products into our offerings portfolio. We are currently focusing on the development of certain high performance storage products. In our fiscal second quarter and six months, we incurred approximately $254,000 and $466,000, respectively, of total expense in that area. We expect to make growing investments in this area."

The Company incurred a net loss for the second quarter and first six months of the current fiscal year of $393,000, or $0.04 per diluted share and $999,000, or $0.11 per diluted share, respectively. This compares to net earnings of $569,000, or $0.06 per diluted share and $975,000, or $0.11 per diluted share for the comparable prior year periods. In addition to the expenses discussed above, the net loss for the six months ended October 31, 2008 includes a charge to selling, general and administrative expense in the fiscal first quarter of approximately $716,000 related to a retirement agreement entered into with the Company's former chief executive officer. Management expects no further costs will be incurred for this matter.

Mr. Freeman concluded, "Our financial condition remains strong. Our current ratio is 11.1 and our tangible book value is $2.59 per share, of which cash and equivalents total $1.81 per share. I look forward to reporting on our progress next quarter."


ABOUT DATARAM CORPORATION

Dataram is a worldwide leader in the design and manufacture of high capacity, reliable and innovative memory solutions. With over 40 years of experience, Dataram provides customized memory solutions for OEMs and compatible memory for leading brands including HP, Dell, IBM, Sun
Microsystems and Intel. For more information about Dataram, visit

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.



                              Financial Tables Follow


                        DATARAM CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share amounts)
                                     (Unaudited)



                                 Second Quarter Ended      Six Months Ended
                                     October 31,              October 31,
                                 ____________________      ________________
                                  2008           2007        2008      2007

Revenues                      $  7,059       $  8,556    $  14,662 $ 17,173

Costs and expenses:
  Cost of sales                  4,660          5,314        9,595   10,893
  Engineering and development      302            285          634      587
  Research and development         254              0          466        0
  Selling, general and
    administrative               2,370          2,213        5,428    4,434
  Stock-based compensation
    expense*                       130             73          256      166
                              ________       ________    _________ ________
                                 7,716          7,885       16,379   16,080
                              ________       ________    _________ ________

Earnings (loss)
  from operations                 (657)           671       (1,757)   1,093

Other income                        16            229          125      448
                              ________       ________    _________ ________

Earnings (loss)
  before income taxes             (641)           900       (1,632)   1,541

Income tax provision (benefit)    (248)           331         (633)     566
                              ________       ________    _________ ________

Net earnings (loss)           $   (393)      $    569    $    (999)$    975
                              ========       ========    ========= ========

Net earnings (loss) per share:
  Basic                       $  (0.04)      $   0.06    $   (0.11) $  0.11
                              ========       ========    =========  =======
  Diluted                     $  (0.04)      $   0.06    $   (0.11) $  0.11
                              ========       ========    ========== =======
Weighted average number of
shares outstanding:
  Basic                          8,869          8,825        8,869    8,781
                              ========       ========    ========= ========
  Diluted                        8,869          8,865        8,869    8,850
                              ========       ========    ========= ========

*Stock-based compensation expense is recorded as a component of selling, general and administrative expenses in the Company's financial statements filed with the Securities and Exchange Commission on Form 10-Q.

                        DATARAM CORPORATION AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (In thousands)
                                      (Unaudited)



                                 October 31, 2008          April 30, 2008

ASSETS
Current assets
  Cash and cash equivalents      $         16,021         $        17,642
  Accounts receivable, net                  3,510                   4,047
  Inventories                               1,970                   1,977
  Deferred income taxes                       204                   1,101
  Other current assets                        372                      98
                                 ________________________________________
    Total current assets                   22,077                  24,865

Deferred income taxes                       1,910                     480

Property and equipment, net                   857                     686

Other assets                                  135                      79
                                 ________________________________________

Total assets                     $         24,979         $        26,110
                                 ========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable               $          1,285         $         1,789
  Accrued liabilities                         696                     702
                                 ________________________________________
    Total current liabilities               1,981                   2,491


Stockholders' equity                       22,998                  23,619
                                 ________________________________________

Total liabilities and
stockholders' equity             $         24,979         $        26,110
                                 ========================================